LIMITED POWER OF ATTORNEY

	I, Brent L. Law, the undersigned, effective as of the date hereof, do hereby constitute and appoint each of Kenneth V. Hager and Randall D. Young, so long as they are officers of DST Systems, Inc. ("DST"), signing singly, as my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such Forms with the Securities and Exchange Commission, the New York Stock Exchange and DST in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder, all of which as may be amended from time to time ("Section 16"), in connection with my holdings of and transactions in securities or derivative securities of DST and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is DST assuming, any of the undersigned's responsibilities to comply with Section 16.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities or derivative securities of DST, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, I have signed this Limited Power of Attorney this 23rd day of January, 2013.
						/s/ Brent L. Law
					           Brent L. Law

STATE OF CALIFORNIA	)
COUNTY OF ORANGE	)

On January 23, 2013 before me, Janet L. Scobey, Notary Public, personally appeared Brent L. Law who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

		   			/s/ Janet L. Scobey
					Notary Public - California
					Orange County
					My commission expires November 4, 2015
the laws of the State of California
that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

		   			/s/ Janet L. Scobey
					Notary Public - Ca